Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AC Immune SA 2016 Stock Option and Incentive Plan of AC Immune SA of our report dated April 21, 2016, with respect to the financial statements of AC Immune SA included in its Registration Statement (Form F-1 No. 333-211714) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young AG

Geneva, Switzerland

March 8, 2017